UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2014

                                         M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                              Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On September 22, 2014, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of certain executive officers of the Company.

2014 EXECUTIVE COMPENSATION

As disclosed by Form 8-K dated February 25, 2014, the Committee previously established a 2014 Performance Goal under the Company’s 2013 Executive Officer Performance-Based Compensation Plan (the “2013 Performance-Based Plan”).

Following the Annual Meeting of Shareholders on May 19, 2014, the Committee reviewed the Company’s compensation processes and procedures and engaged in discussions with its independent compensation consultant and a number of the Company’s largest shareholders. On September 22, 2014, the Committee determined to exercise its discretion under the 2013 Performance-Based Plan and reduced the potential bonus payout under the 2014 Performance Goal to range from zero to a maximum of $6.0 million (with a reduced target bonus level of $4 million) as set forth below:

Before			As Modified
EPS*	Bonus (millions)		EPS*	Bonus (millions)
$4.01	$10.00	max
3.61	9.00		$3.61	$6.00	max
3.31	8.25		3.31	5.67
3.21	8.00		3.21	5.33
3.01	7.50		3.01	5.00
2.81	7.00		2.81	4.67
2.71	6.75		2.71	4.50
2.61	6.50		2.61	4.33
2.41	6.00	target	2.41	4.00	target
2.21	5.00		2.21	3.33
2.01	4.00		2.01	2.67
1.81	3.00		1.81	2.00
>1.60	2.00		>1.60	2.00
≤1.60	-0-		≤1.60	-0-

*	EPS is defined as pre-tax income divided by weighted average fully diluted shares outstanding for 2014, excluding any charges or expenses incurred in the early extinguishment of debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: September 24, 2014	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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